                                                                    EXHIBIT 3.21


                       OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA



                           CERTIFICATE OF TRANSCRIPT


     I, the undersigned, Secretary of State of Oklahoma, do hereby certify that the annexed transcript has been compared with the record on file in my office, of which it purports to be a copy, and that the same is a full, true and correct copy of:



     CERTIFICATE OF INCORPORATION

     AND ALL AMENDMENTS THERETO

     OF

     NORTHWEST FINANCIAL CORPORATION



                    In testimony whereof, I have hereunto set my hand and affixed the Great Seal of the State of Oklahoma at the City of Oklahoma City this 14/th/ day of November, A.D. 1997.



                    _________________________________________
                               Secretary of State


                    By:______________________________________

                       OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA



                         CERTIFICATE OF INCORPORATION


     To all to Whom these Presents shall Come, Greetings:

     WHEREAS, Articles of Incorporation duly signed and verified of

                   NORTHWEST FINANCIAL CORPORATION
--------------------------------------------------------------------------------

have been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

     NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                              Filed at the City of Oklahoma City, this 2/nd/ day of October, A.D. 1981


                              -----------------------------------------
                                        Secretary of State



                              By:______________________________________

FILE IN DUPLICATE                                      FEE:  $1.00 per $1,000.00
                                                           On Authorized Capital
                                                            MINIMUM FEE:  $25.00


                      ARTICLES OF INCORPORATION

STATE OF OKLAHOMA   )
COUNTY OF WOODWARD  )

           TO SECRETARY OF STATE OF THE STATE OF OKLAHOMA


     We, the undersigned Incorporates:

NAME                     NUMBER              STREET         CITY      STATE
DAVID L. HOUSTON         812 Main Street     Woodward       OK        73801
--------------------------------------------------------------------------------
TOM Z. WRIGHT            1416 Main Street    Woodward       OK        73801
--------------------------------------------------------------------------------
CURTIS H. WADDLE         3306 Cheyenne       Woodward       OK        73801
--------------------------------------------------------------------------------

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


being persons legally competent to enter into contracts, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Oklahoma, do hereby adopt the following Articles of Incorporation:

                             ARTICLE ONE

     The name of this Corporation is:

                   NORTHWEST FINANCIAL CORPORATION
--------------------------------------------------------------------------------
(Name must end with "Corporation", "Company", "Incorporated" or "Limited" or an abbreviation thereof).

                             ARTICLE TWO

     The address of its registered office in the State of Oklahoma is 812 Main
                                                                      --------
Street in the City of Woodward, County of Woodward, and the name of its
------                --------            --------
registered agent at such address is David L. Houston.
                                    ----------------

                            ARTICLE THREE

     The duration of the corporation is: perpetual
                                         ---------
                              (Perpetual if not otherwise stated)

                            ARTICLE FOUR

     The purposes for which this corporation is formed are:

     To engage in such activities as from time to time are authorized for a service corporation of a savings and loan association, including, but not limited to, the acquisition, development, improvement and management of property;

     The origination, sale, purchase, and servicing of secured and unsecured loans;

     The providing of services to savings and loan associations and to others;

     The acting as a partner, member, associate, or manager of any partnership, limited partnership, joint venture, trust or other enterprise;

     The purchasing, holding, voting and selling stocks, bonds and debentures in other corporations;

     The purchasing, owning, financing, leasing and selling of equipment, machinery and other personal property for all uses, including but not limited to consumer, commercial and manufacturing activities;

     And other lawful activities.

             THIS FORM MUST BE EXECUTED AND ATTACHED TO
                      ARTICLES OF INCORPORATION


                   AFFIDAVIT AS TO PAID IN CAPITAL


STATE OF OKLAHOMA   )
         --------
                    )  SS.
COUNTY OF WOODWARD  )
          --------



                          DAVID L. HOUSTON
--------------------------------------------------------------------------------

                            TOM Z. WRIGHT
--------------------------------------------------------------------------------

                          CURTIS H. WADDLE
--------------------------------------------------------------------------------

_______________________________________________________________________, of
lawful age, being first duly sworn, each for himself deposes and says that the above-named affiants constitute a majority of the incorporators of NORTHWEST
                                                                   ---------
FINANCIAL CORPORATION, a proposed corporation, and that the amount of stated
---------------------
capital with which said corporation will begin business, as set out in its attached articles of incorporation, has been fully paid in.

                                               /s/ David L. Houston
                                               ---------------------------------
                                               David L. Houston


                                               /s/ Tom Z. Wright
                                               ---------------------------------
                                               Tom Z. Wright


                                               /s/ Curtis H. Waddle
                                               ---------------------------------
                                               Curtis H. Waddle

     Subscribed and sworn to before me this 30/th/ day of September, 1981.


                                             ______________________________
                                             Notary Public

(Seal)
My Commission Expires:

12-19-83
----------------------

                                                                     FEE:  $5.00
                          FILE IN DUPLICATE

        STATEMENT OF CHANGE OF REGISTERED OFFICE AND/OR AGENT


STATE OF Oklahoma   )
         --------
                    )
COUNTY OF Woodward  )
          --------

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     The undersigned corporation, organized and existing under the laws of the State of Oklahoma, for the purpose of changing its registered agent or its
         --------
registered office, or both, in Oklahoma, as provided by the "Business Corporation Act" of Oklahoma, represents that:

     1.   The name of the corporation is:

          Northwest Financial Corporation
--------------------------------------------------------------------------------

     2.   The present registered office (including Street and number) is:
Northwest Financial Corporation, 812 Main St., Woodward, OK 73801
--------------------------------------------------------------------------------

     3.   The registered office (POST OFFICE BOX NOT ACCEPTABLE) is changed to:
Northwest Financial Corporation, 2519 Williams Ave., Woodward, OK
--------------------------------------------------------------------------------

     4.   The name and address of its present registered agent is: Northwest
                                                                   ---------
Financial Corporation, David L. Houston, 812 Main Street, Woodward, Oklahoma
----------------------------------------------------------------------------

     5. The name and address (if Domestic Corporation must be identical to registered office) of its new registered agent is: Northwest Financial
                                                   -------------------
Corporation, David L. Houston, 2519 Williams Avenue, Woodward, Oklahoma
-------------------------------------------------------------------------------

     6. Such change was authorized by resolution duly adopted by the Board of Directors.

     IN WITNESS WHEREOF, the undersigned corporation has caused this statement to be executed in its name by its _____ President, attested by its _____ Secretary, this 24/th/ day of March, 1982.

(CORPORATE SEAL)                        NORTHWEST FINANCIAL CORPORATION
                                        ---------------------------------------
                                        (Exact Corporate Name)


                                        By /s/  David L. Houston
                                           ------------------------------------
                                           Its President

ATTEST:


Curtis H. Waddle
---------------------------
Its Secretary



STATE OF OKLAHOMA   )
         --------
                    )  SS.
COUNTY OF WOODWARD  )
          --------

     Before me, a Notary Public in and for said County and State, on this 24/th/ day of March, 1982, personally appeared David L. Houston to me known to be the identical person who subscribed the name of the maker thereof to the foregoing Statement, as its _____ President, and acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.


                                             /s/  Judith A. Logsdon
                                             -------------------------------
                                             NOTARY PUBLIC

(NOTARIAL SEAL)

My Commission expires February 24, 1986

FEE:  $25.00
                                    CHANGE
                                      OF
                               REGISTERED AGENT
                                      AND
                                  LOCATION OF
                               REGISTERED OFFICE
                                      OF
                        NORTHWEST FINANCIAL CORPORATION
                            AN OKLAHOMA CORPORATION

TO:  THE OKLAHOMA SECRETARY OF STATE
     101 State Capitol
     Oklahoma City, OK  73105

     Northwest Financial Corporation, an Oklahoma corporation (the "Corporation"), for the purpose of changing its registered agent dn registered office pursuant to Section 1023 of the Oklahoma General Corporation Act, hereby certifies:

1.   The location of the registered office of the Corporation is:

  16 South Pennsylvania Avenue     Oklahoma City       Oklahoma       73107
 -------------------------------------------------------------------------------
  Street Address                            City         County       Zip Code

2. The name of the registered agent at such address upon whom process against the Corporation may be served is:

David M. Shear
--------------------------------------------------------------------------------

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Vice President and attested by its Asst. Secretary, this
               ----                                 ----
9/th/ day of  May , 1995.

NORTHWEST FINANCIAL CORPORATION


/s/ Tony M. Shelby                                Tony M. Shelby
---------------------------                       ------------------------------
  by    Vice  President                           (Please print name)
        ----

ATTEST:

/s/  David M. Shear                               David M. Shear
---------------------------                       ------------------------------
  by    Asst.  Secretary                          (Please print name)
        ----

                       OKLAHOMA TAX COMMISSION
                          STATE OF OKLAHOMA
                         2501 LINCOLN BLVD.
                   OKLAHOMA CITY, OKLAHOMA  73194

ROBERT E. ANDERSON, Chairman                  BUSINESS TAX DIVISION
ROBERT V. CULLISON, Vice-chairman             REGISTRATION SECTION
DON KILPATRICK, Sec'y-member                  (405) 521-3161
                                              FEI:  731131584

                               BOA            05/16/95

SECRETARY OF STATE
ROOM 101, STATE CAPITOL BUILDING
OKLAHOMA CITY, OK, 73105

RE:  NORTHWEST FINANCIAL CORPORATION

QUALIFICATION DATE:  10/02/81

DEAR SECRETARY:

THIS IS TO CERTIFY THAT THE FILES OF THIS OFFICE SHOW THE REFERENCED CORPORATION HAS FILED A FRANCHISE TAX RETURN FOR THE FISCAL YEAR ENDING JUNE 30, 1995 AND HAS PAID THE FRANCHISE TAX AS SHOWN BY SAID RETURN.

NO CERTIFICATION IS MADE AS TO ANY CORPORATE FRANCHISE TAXES WHICH MAY BE DUE BUT NOT YET ASSESSED, NOR WHICH HAVE BEEN ASSESSED AND PROTESTED.

THIS LETTER MAY NOT THEREFORE BE ACCEPTED FOR PURPOSES OF DISSOLUTION OR WITHDRAWAL.


SINCERELY,

OKLAHOMA TAX COMMISSION


BUSINESS TAX DIVISION

REGISTRATION SECTION